July 14, 2026
Sezzle to Announce Second Quarter 2026 Results and Participate in Upcoming Investor Conferences

Sezzle Inc. (NASDAQ: SEZL) (Sezzle or Company) // Purpose-driven digital payment platform, Sezzle, will release its second quarter 2026 results after the market close on August 6, 2026. The Company will host a conference call and webcast at 5:00 p.m. ET that same day. The earnings presentation will be available shortly after market close, via the Company’s Investor Relations page. Investors are encouraged to submit questions in advance of the call by emailing investorrelations@sezzle.com.

Conference Call Registration
Participants can register for the conference call or webcast by navigating to:
https://dpregister.com/sreg/10210687/104810a8d77

Upon registration, attendees will receive dial-in credentials and a link to the live webcast. A replay will be available on the Investor Relations page following the call.

Upcoming Investor Conferences
Sezzle management will participate in the following investor conferences:
•August 13, 2026: 8th Annual Needham Virtual FinTech & Digital Transformation Conference.
•September 15, 2026 (morning): Oppenheimer FinTech Leaders Conference.
•September 15, 2026 (afternoon): FT Partners FinTech Conference.
•September 17, 2026: BTIG Consumer Finance Conference.

The Company’s latest investor presentation will be available on its Investor Relations page ahead of the events.

Sezzle Inc. (NASDAQ:SEZL) | sezzle.com | 700 Nicollet Mall, Suite 640, Minneapolis, MN 55402

Contact Information

Jack Fagan Investor Relations (651) 240-6001 investorrelations@sezzle.com	Erin Foran Media Inquiries (651) 403-2184 erin.foran@sezzle.com
About Sezzle Inc.
Sezzle is a forward-thinking fintech company committed to financially empowering the next generation. Through its purpose-driven payment platform, Sezzle enhances consumers' purchasing power by offering access to point-of-sale financing options and digital payment services—connecting millions of customers with its global network of merchants. Centered on transparency, inclusivity, and ease of use, Sezzle empowers consumers to manage spending responsibly, take charge of their finances, and achieve lasting financial independence.

For more information visit sezzle.com.

Sezzle Inc. (NASDAQ:SEZL) | sezzle.com | 700 Nicollet Mall, Suite 640, Minneapolis, MN 55402